EXHIBIT 5.1

August 10, 2016

Resolute Energy Corporation
1700 Lincoln Street, Suite 2800
Denver, Colorado 80203

Re:	Registration Statement on Form S-8 relating to 1,620,000 shares of Common Stock under the Resolute Energy Corporation 2009 Performance Incentive Plan

Board of Directors:

     We have acted as counsel to Resolute Energy Corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of 1,620,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share, reserved for issuance under the Company’s 2009 Performance Incentive Plan, as amended (the “Plan”).

     This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

     In such connection, we have examined certain corporate records and proceedings of the Company, including actions taken by the Company relating to the authorization and issuance of the Shares, and such other matters as we deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules of the Securities and Exchange Commission.

Very truly yours,
/s/ DAVIS GRAHAM & STUBBS LLP

DAVIS GRAHAM & STUBBS LLP